ALLIANZ LIFE INSURANCE COMPANY
        OF NEW YORK

        [One Chase Manhattan Plaza, 37th Floor]
        [New York, New York 10005-1423]



     INDIVIDUAL FLEXIBLE PURCHASE PAYMENT VARIABLE DEFERRED ANNUITY CONTRACT
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              THIS CONTRACT IS ISSUED IN CONSIDERATION OF THE INITIAL PURCHASE
              PAYMENT. THIS IS A VARIABLE ANNUITY CONTRACT WITH ANNUITY PAYMENTS. CONTRACT VALUES INCREASE OR DECREASE DEPENDING ON THE EXPERIENCE OF THE VARIABLE ACCOUNT SHOWN ON THE CONTRACT SCHEDULE. ANNUITY PAYMENTS AND CONTRACT VALUES IN THE VARIABLE ACCOUNT ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS. WE WILL MAKE ANNUITY PAYMENTS AS SET FORTH IN THIS CONTRACT BEGINNING ON THE INCOME DATE. THIS IS A NONPARTICIPATING CONTRACT.

              Signed for the Company at its home office on the Issue Date.

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

       [/s/Wayne A. Robinson]               [/s/Vincent Vitiello]
           Wayne A. Robinson                    Vincent Vitiello
           Secretary                            President

           RIGHT TO EXAMINE: THIS CONTRACT MAY BE RETURNED WITHIN 10 DAYS AFTER YOU RECEIVE IT. IT CAN BE MAILED OR DELIVERED TO EITHER US OR THE REPRESENTATIVE WHO SOLD IT. RETURN OF THIS CONTRACT BY MAIL IS EFFECTIVE ON BEING POSTMARKED, PROPERLY ADDRESSED AND POSTAGE PREPAID. THE RETURNED CONTRACT WILL BE TREATED AS IF WE HAD NEVER ISSUED IT. WE WILL PROMPTLY REFUND AN AMOUNT EQUAL TO THE SUM OF (I) AND (II), WHERE (I) IS THE DIFFERENCE BETWEEN THE PURCHASE PAYMENTS, INCLUDING ANY FEES OR OTHER CHARGES, AND THE AMOUNTS, IF ANY, ALLOCATED TO THE VARIABLE ACCOUNT UNDER THE CONTRACT, LESS ANY WITHDRAWALS, AND (II) IS THE CONTRACT VALUE.

           This is a legal contract between you and the Company.

                          READ YOUR CONTRACT CAREFULLY

                                 A Stock Company

           Annuity Payments will not decrease as long as the investment return of the Variable Account assets equals or exceeds 6.4% (assuming a 4.5% Assumed Investment Return) on an annual basis. Variable Account expenses consist of a mortality and expense risk charge, a contract maintenance charge, and transfer fees. These are shown on the Contract Schedule page. The variable provisions can be found on pages 7, 8, 9, and 12 of this contract.

L40529-NY01                             1

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                          GUIDE TO CONTRACT PROVISIONS
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                           Contract Schedule...................................3
                           Definitions.........................................4
                           Ownership...........................................6
                           Purchase Payments...................................7
                           Variable Account....................................7
                                 Variable Account
                                 Accumulation Unit Value
                                 Mortality and Expense Risk Charge
                                 Contract Maintenance Charge
                                 Contract Value
                                 Transfers
                                 Suspension or Deferral of Payments
                           Withdrawals.........................................9
                           Annuity Provisions.................................10
                           Death Benefit .....................................13
                           General Provisions.................................15
                                  Misstatement of Age or Sex
                                  Income Date
                                  Conditions for Termination of this Contract

L40529-NY01                               2

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                                 DEFINITIONS
------------------------------------------------------------------------------
This section provides the meaning of terms used throughout this contract. Most of these terms are capitalized throughout this contract to help you easily recognize them. Provision titles, section titles, and terms used in the Contract Schedule are also capitalized for your convenience.

COMPANY Allianz Life Insurance Company of New York. The terms "we", "our", and "us" also refer to the Company.

OWNER The person(s) or non-individual entitled to the ownership rights stated in this contract. The terms "you" and "your" also refer to the Owner. The term "Contract Owner" may also be used to mean Owner in some endorsements or riders.

ACCUMULATION PHASE        The period prior to the Income Date during which
                          you can make Purchase Payments.

ACCUMULATION  PORTION     The part of this contract that is in the
                          Accumulation Phase. The Accumulation Portion begins on the Issue Date and ends upon the earliest of the following.
                          (a)    The Business Day before the Income Date if
                                 you take a Full Annuitization.
                          (b)    The Business Day we process your request for
                                 a full withdrawal.
                          (c)    Upon the death of any Owner, unless this
                                 contract is continued by the deceased Owner's spouse, the Accumulation Portion will terminate on the Business Day that the Service Center receives both due proof of death and an election of the death benefit payment option.

ACCUMULATION UNIT          The units into which we convert amounts invested
                           in the subaccount(s) of your selected Investment
                           Option(s) during the Accumulation Phase. This amount is used to determine the death benefit during the Accumulation Phase or the initial Annuity Payment.

ADJUSTED CONTRACT VALUE    The Contract Value less any deduction
                           made that is an amount equal to the applicable
                           Premium Tax paid by the Company.

AGE The age as of the immediately preceding birthday unless otherwise specified.

ANNUITANT                  The natural person upon whose continuation of life we
                           base any Annuity Payments involving life contingencies. The Annuitant is the person designated by the Owner. The Annuitant is shown on the Contract
                           Schedule.

ANNUITY OPTION             An arrangement under which Annuity Payments are made
                           under this contract.

ANNUITY PAYMENTS           The series of payments made to you or any Payee
                           you name beginning on any Income Date.

ANNUITY PHASE              The period of time beginning on the first Income Date
                           during which Annuity Payments are made.

ANNUITY PORTION            The part of this contract that is in the Annuity
                           Phase. If you take Partial Annuitizations, you may have multiple Annuity Portions. Each Annuity
                           Portion begins on an Income Date and ends upon the earliest of the following.
                           (a)  Under Annuity Options 1 and 3, the death of the
                                last surviving Annuitant.
                           (b)  Under Annuity Options 2 and 4, the death of the
                                last surviving Annuitant and the expiration of the guaranteed period, or payment of the lump sum payment of the remaining guaranteed Annuity Payments.
                           (c)  Under Annuity Option 5, death of the Annuitant
                                and payment of any lump sum refund.

ANNUITY RESERVE            The assets which support the Annuity Option you
                           have selected during the Annuity Phase.

ANNUITY UNIT               The units into which we convert amounts invested
                           in the subaccount(s) of your selected Investment
                           Option(s) during the Annuity Phase.

ASSUMED INVESTMENT         The investment rate upon which we base variable
RATE (AIR)                 Annuity Payments.

L40529-NY01                                    4

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                             DEFINITIONS (CONTINUED)
  ------------------------------------------------------------------------------

  AUTHORIZED REQUEST       A request that is received by the Service
                           Center in good order (that is, in a form that is satisfactory to the Company).

  BENEFICIARY              The designated person(s) or entity(ies) to whom we
                           will pay the death benefit under this contract. You name the Beneficiary(ies) at issue. You may later change the Beneficiary(ies) by Authorized Request as described in the Change of Beneficiary provision of this contract.

                           For jointly owned contracts, the surviving Joint Owner is the sole primary Beneficiary. Spousal Joint Owners may also name contingent Beneficiaries. For tax reasons non-spousal Joint Owners cannot name contingent Beneficiaries.

 BUSINESS DAY              Each day on which the New York Stock Exchange is
                           open for trading, except when an Investment Option does not value its shares. Our Business Day closes when regular trading on the New York Stock Exchange closes, which is usually at 4:00 p.m. Eastern Time.
                           We will process any instructions received after the close of any Business Day on the next Business Day.

 CONTRACT ANNIVERSARY      A 12-month anniversary of the Issue Date of this
                           contract.

 CONTRACT VALUE            The Contract Value for any Business Day is
                           equal to the total dollar value accumulated in the investment choices under this contract excluding amounts applied to Annuity Payments.

 CONTRACT YEAR             A period of 12 consecutive months. The first
                           Contract Year begins on the Issue Date, and subsequent Contract Years begin on the Contract
                           Anniversary. All Contract Years end on the day before the next Contract Anniversary.

 FULL ANNUITIZATON         The application of all of the Adjusted
                           Contract Value to Annuity Payments according to the Annuity Options in this contract and/or any attached endorsements or riders.

  GENERAL ACCOUNT

                           Our general investment account which contains all the assets of the Company with the exception of the Variable Account and other separate accounts.

  INCOME DATE              A date that  Annuity  Payments  begin.  The date
                           Annuity Payments are scheduled to begin is shown on the Contract Schedule.

  INVESTMENT OPTIONS       The investment choices available under the Variable
                           Account. The Investment Options are shown on the Contract Schedule.

  ISSUE DATE               The first day of this contract. It is also the
                           date when the first Contract Year begins. The Issue
                           Date is shown on the Contract Schedule and determines the Contract Anniversaries, and the beginning of each Contract Year.

  JOINT ANNUITANT          You can add a Joint Annuitant for the
                           Annuity Phase by providing an Authorized Request. If we allow Joint Annuitants, we will base Annuity
                           Payments on the lives of both Joint Annuitants. We are not liable for any actions taken by us before we receive the Authorized Request.

  JOINT OWNER              A contract may be owned by Joint Owners. Joint
                           Owners have equal contract ownership rights. Both
                           Joint Owners must authorize the exercise of these rights in writing unless otherwise allowed by us. If
                           Joint Owners are named, all references to Owner shall mean Joint Owners. There can only be two Joint
                           Owners.

  NET ASSET VALUE          The value of a share of an underlying Investment
                           Option, less any investment management and portfolio administration fees and expenses, as of the close of trading on a Business Day.

  PARTIAL ANNUITIZATION    The application of a portion of the
                           Adjusted Contract Value to Annuity Payments according to the Annuity Options in this contract and/or any attached endorsements or riders.

  PAYEE The person to whom Annuity Payments are made payable. Unless you designate another Payee, you will be the Payee of the Annuity Payments.

  PREMIUM TAX              Any Premium Taxes owed by the Company to any
                           governmental entity against Purchase Payments,
                           Contract Value or Annuity Payments.

L40529-NY01                                5

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                             DEFINITIONS (CONTINUED)
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  PURCHASE PAYMENT         Any payment made toward this contract.

  SERVICE  CENTER          The office shown on the Contract Schedule of
                           this contract. All notices, requests and Purchase
                           Payments must be sent to the Service Center.

  VARIABLE ACCOUNT         A separate account we maintain to which a portion of
                           our assets have been allocated for this contract and certain other variable annuity contracts. The
                           Variable Account is shown on the Contract Schedule.

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                                    OWNERSHIP
--------------------------------------------------------------------------------

  ASSIGNMENT OF THIS       You may assign or transfer all of your ownership
  CONTRACT                 rights of this contract. An Authorized Request
                           specifying the terms of an assignment of this contract must be provided to the Service Center. We will record your assignment. We will not be responsible for its validity or effect, including tax consequences. We will also not be liable for actions taken by us or payments made before we receive the assignment.


                           If you assign this contract, you can exercise your rights only with the written consent of the assignee of record.

  CHANGE OF OWNERSHIP      You may change ownership of this contract to a new
                           Owner at any time. However, you must have our consent to name an Owner that is a non-individual or if the Guaranteed Minimum Death Benefit is greater than the current Contract Value. The change is effective as of the date the Authorized Request is signed. We are not liable for any actions taken by us before we receive the Authorized Request. A change of ownership will automatically revoke any prior designation of Owner.

                           A change of ownership does not change the existing designated Annuitant(s) or Beneficiary(ies). The new Owner may request a change of Annuitant(s) and/or Beneficiary(ies) by providing an Authorized Request.

                           We will not be responsible for any tax consequence of any such change.

  NON-INDIVIDUAL OWNERS    If this contract is owned by a non-individual,
                           then we treat the Annuitant as the Owner for purposes of any death benefit, income benefit, or any endorsement or rider.

                           We will use the Age of the Annuitant to determine any death benefit or income benefit.

                           The term "non-natural owner" may also be used to mean "non-individual owner" in any endorsement and/or rider.

  CHANGE OF ANNUITANT      You may change the Annuitant at any time
                           before the Income Date by an Authorized Request, unless the Owner is a non-individual.

  CHANGE OF BENEFICIARY    For solely owned contracts, you may change the
                           primary Beneficiary(ies) or contingent
                           Beneficiary(ies) at any time before your death.

                           For jointly owned contracts the surviving Joint Owner is the sole primary Beneficiary and cannot be changed. However, if the Joint Owners are spouses, you may change the contingent Beneficiary(ies) at any time before your death. For tax reasons we do not allow non-spousal Joint Owner(s) to appoint contingent Beneficiaries.

                           Changes are subject to the rights of any irrevocable Beneficiary(ies). You may change the named Beneficiary(ies) by providing an Authorized Request. The change will take effect as of the date the Authorized Request is signed subject to any actions taken by us prior to receipt of the Authorized Request. If the Authorized Request reaches our Service Center after an Owner dies but before we make any payment, the change will be valid. We will not be liable for any payment made by us or action taken by us before the Service Center receives the change.

L40529-NY01                                 6

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                                PURCHASE PAYMENTS
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  PURCHASE PAYMENTS        The initial Purchase Payment is due on the
                           Issue Date. The Initial Purchase Payment, Minimum Additional Purchase Payment and the Maximum Total Purchase Payments allowed are shown on the Contract Schedule.

  NO DEFAULT               This contract will not be in default if you do not
                           make additional Purchase Payments.

  ALLOCATION OF PURCHASE   We allocate your Purchase Payments to one or more of
  PAYMENTS                 the Investment Options according to your
                           instructions. However, we reserve the right to allocate the initial Purchase Payment to the Money
                           Market Investment Option until the expiration of the Right to Examine period. Unless you inform us otherwise, we allocate additional Purchase Payments in the same manner as the initial Purchase Payment.

                           All allocations of Purchase Payments are subject to the Allocation Guidelines shown on the Contract Schedule. We guarantee that you will be allowed to select at least fifteen Investment Options for such allocations. This number will not decrease after the Issue Date. You will be allowed to choose at least this number of Investment Options from the Investment Options specified in the Contract Schedule unless Investment Options are eliminated or substituted.


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                                VARIABLE ACCOUNT
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  VARIABLE ACCOUNT         The Variable Account is shown on the Contract
                           Schedule. It consists of assets we have set aside and have kept separate from the rest of our assets and those of our other separate accounts. The assets of the Variable Account, equal to reserves and other liabilities of your contract and all other contracts issued through the Variable Account, will not be charged with liabilities arising out of any other business we may conduct.

                           The Variable Account assets are divided into subaccounts corresponding to the Investment Options shown on the Contract Schedule. We may add, substitute, or remove Investment Options shown on the Contract Schedule, in the future.

                           Should the shares of any subaccount become unavailable for investment by the Variable Account, or our Board of Directors deems further investment in the shares inapproporiate, we may limit further Purchase Payment allocations to an Investment Option, or substitute subaccount Accumulation Units of another Investment Option for an Investment Option you previously selected. No such limitations will be imposed or substitutions made unless prior approval is obtained from the New York State Insurance Department.

  VALUATION OF ASSETS      Assets of the subaccounts will be valued at
                           their Net Asset Value on each Business Day, except when an Investment Option does not value its shares.

  ACCUMULATION UNITS       The Purchase Payments you allocate to the Investment
                           Options are placed into subaccounts. Each subaccount invests exclusively in one Investment
                           Option. Accumulation Units are used to account for all amounts allocated to or withdrawn from the Investment Options as a result of Purchase Payments, withdrawals, transfers, Partial Annuitizations, or fees and charges.

                           The number of subaccount Accumulation Units is determined by dividing the amount allocated to, or withdrawn from, the subaccount by the dollar value of one subaccount Accumulation Unit at the end of the Business Day as of which the transaction is processed at the Service Center.

                           Purchase Payments, withdrawals and transfers to or from a subaccount will result in the increase or decrease in the number of subaccount Accumulation Units.

  ACCUMULATION UNIT VALUE  The subaccount Accumulation Unit Value was initially arbitrarily set. Subsequent subaccount Accumulation Unit Values are determined by multiplying the subaccount Accumulation Unit Value for the immediately preceding Business Day by the subaccount's Net Investment Factor for the current Business Day.

                           The subaccount Accumulation Unit Value may increase or decrease from Business Day to Business Day.

L40529-NY01                              7


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                          VARIABLE ACCOUNT (CONTINUED)
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  NET INVESTMENT FACTOR    The Net Investment Factor for a
                           subaccount is determined by dividing (a) by (b) and multiplying the result by [(1 - (c))] where:
                           (a) is equal to:
                               (1)      the Net Asset Value of a subaccount
                                        at the end of the current Business
                                        Day;
                               (2)      plus any dividend or capital gains
                                        declared on behalf of the
                                        subaccount that has an ex-dividend
                                        date after the immediately
                                        preceding Business Day and before
                                        the close of business on the
                                        current Business Day.
                           (b)  is equal to the Net Asset Value of the
                                subaccount at the end of the immediately preceding Business Day.
                           (c)  is equal to :
                                (1)     the Mortality and Expense Risk
                                        Charge as shown on the Contract
                                        Schedule for the current Business
                                        Day and any additional calendar
                                        days since the immediately
                                        preceding Business Day;
                                (2)     plus a charge for any tax liability
                                        related to this contracts or the
                                        Variable Account.


  MORTALITY AND EXPENSE    Each Business Day we deduct a Mortality and Expense
  RISK CHARGE              Risk Charge from the assets in each subaccount that
                           is equal, on an annual basis, to the amount shown on the Contract Schedule. The Mortality and Expense Risk
                           Charge compensates the Company for assuming the mortality and expense risks under this contract.

  MORTALITY AND EXPENSE    We guarantee that the dollar amount of Annuity
  GUARANTEE                Payments after the first will not be affected by
                           variations  in mortality or expense experience.

  CONTRACT MAINTENANCE     We may deduct an annual Contract Maintenance Charge
  CHARGE                   during the Accumulation Phase, prior to the Annuity
                           Phases Income Date. This charge is shown on the Contract Schedule.

  CONTRACT VALUE           We determine the Contract Value in the Variable
                           Account by multiplying the number of Accumulation
                           Units in each subaccount by the subaccount
                           Accumulation Unit Value and then adding these results together. Purchase Payments, withdrawals and transfers from or to an Investment Option will result in the addition of or the cancellation of Accumulation Units in an Investment Option.

  TRANSFERS                You may transfer all or a part of your interest in an
                           Investment Option to another Investment Option by making an Authorized Request. Transfer instructions apply equally to the Accumulation Portion and any Annuity Portions of this contract. You cannot make transfers within only one portion of this contract.
                           We reserve the right to charge for transfers if the number of free transfers exceeds the number shown on the Contract Schedule. All transfers are subject to the following criteria. Pre-scheduled transfer programs may be available.
                           (a)  Any Transfer Fee that we may impose is shown on
                                the Contract Schedule. We will deduct the Transfer Fee proportionately from the balance in the Investment Options from which you make the transfer if you transfer less than the entire amount in the Investment Options. If you transfer the entire amount in the Investment Options, then we will deduct the Transfer Fee from the amount transferred. If you are transferring from multiple Investment Options, we will consider the transfer as a single transfer and will deduct any Transfer Fee proportionately from the Investment Option.
                           (b)  We reserve the right to limit transfers until
                                the expiration of the Right to Examine period.
                           (c)  Any transfer request must clearly specify:
                                (1)      the amount you wish to transfer;
                                         and
                                (2)      the investment choices that are to
                                         be affected.
                           (d)  During the Income Phase, you cannot make
                                transfers from a fixed Annuity Payment stream to a variable Annuity Payment stream.
                           (e)  During the Income Phase, you can make transfers
                                from a variable Annuity Payment stream to establish a new fixed Annuity Payment stream. The number of Annuity Units canceled from a subaccount will be equal in value to the amount of Annuity Reserve transferred out of the subaccount. The Annuity Reserve transferred out of the Variable Account is defined as the present value of the current variable payment discounted with mortality at the Assumed Investment Return. The amount transferred will purchase fixed Annuity Payments at current payout rates under the Annuity Option in effect based on the Annuitant's Sex and Age at the time of the transfer.

L40529-NY01                                8

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                          VARIABLE ACCOUNT (CONTINUED)
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  TRANSFERS (CONTINUED)    Restrictions may be applied to prevent
                           any use of the transfer right which we consider to be part of a market-timing program. A market-timing program is one where transfers are made to or from Investment Options in anticipation of expected future changes in the performance of the Investment Options.
                           Market-timing may be characterized by frequent or large trades or a grouping of trades for multiple contract Owners. We reserve the right to impose the following modifications and restrictions on transfers between the Investment Options to prevent market-timing activities.
                           (a)      Requiring a minimum time period between each
                                    transfer.
                           (b)      Limiting the frequency of transfers.
                           (c)      Not accepting a transfer request from, or
                                    made on your behalf by a third party or a registered representative.
                           (d)      Limiting the dollar amounts that an Owner
                                    may transfer between the Investment Options at any one time.
                           (e)      Not accepting transfer instructions other
                                    than by first class U.S. mail.
                           (f)      Prohibiting transfers into specific
                                    Investment Options.
                           (g)      Rejecting a transfer request or an
                                    additional Purchase Payment.

                           If you elect to use this transfer privilege, we will not be liable for transfers made in accordance with your instructions. We will determine the number and value of the subaccount Accumulation Units to be transferred as of the end of the Business Day immediately following our receipt of the Authorized Request for transfer.

  SUSPENSION OR DEFERRAL
  OF PAYMENTS

                           We reserve the right to suspend or postpone payments from the Variable Account for a withdrawal or transfer for any of the following.
                           (a) The New York Stock Exchange is closed, other than customary weekend and holiday closings.
                           (b) Trading on the New York Stock Exchange is restricted.
                           (c) An emergency exists as a result of which disposal of the Investment Option shares held in the Variable Account as determined by the Securities and Exchange Commission
                                    (SEC) is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets.
                           (d) During any other period when the SEC, by order, so permits for the protection of Owners.

                           Any suspension or postponement of payments will be in accordance with the deferment provisions of the federal Investment Company Act of 1940, as amended.

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                                   WITHDRAWALS
--------------------------------------------------------------------------------


  FULL AND PARTIAL         During the Accumulation Phase, you may make, upon an
  WITHDRAWALS              Authorized Request, a full or partial withdrawal from
                           this contract. Withdrawals will result in the cancellation of Accumulation Units from each subaccount of your selected Investment Options in the ratio that the value of each subaccount bears to the total Contract Value in the Investment Options.

                           We will pay the amount of any withdrawal from the Variable Account within seven days of receipt of an Authorized Request unless the Suspension or Deferral of Payments provision of this contract is in effect.

  WITHDRAWAL CHARGE        Upon a full or partial withdrawal of this contract we
                           may assess a Withdrawal Charge as shown on the Contract Schedule. Under certain circumstances, we allow withdrawals without the Withdrawal Charge as set forth on the Contract Schedule or any attached endorsements or riders. We will not assess the withdrawal charge on any payments paid out as Annuity
                           Payments or as death benefits.

  PARTIAL WITHDRAWAL       The minimum amount that you can take as a partial
                           withdrawal and the minimum Contract Value that must remain in this contract after a partial withdrawal is shown on the Contract Schedule. Any request for a partial withdrawal that would reduce the Contract
                           Value below this minimum will be treated as a request for a full withdrawal.

L40529-NY01                             9

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                               ANNUITY PROVISIONS
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  ANNUITIZATION          Annuity Payments will depend on the following criteria.
                           (a)      The amount of Adjusted Contract Value
                                    applied to the Annuity Payments on the
                                    Income Date.
                           (b)      The Age of the Annuitant and any Joint
                                    Annuitant on the Income Date.
                           (c)      The Sex of the Annuitant and any Joint
                                    Annuitant, where permitted.
                           (d)      The Annuity Option selected.

                           You can elect to receive Annuity Payments as variable, or fixed, or a combination of both variable and fixed Annuity Payments.

                           Variable Annuity Payments will also depend on the following.
                           (a) The investment allocations that are in place on the Income Date.
                           (b)      The Assumed Investment Rate (AIR).
                           (c)      The mortality table shown on the Contract
                                    Schedule.
                           (d) The future performance of your selected Investment Options.

                           Fixed Annuity Payments are guaranteed to be at least equal to the Adjusted Contract Value, divided first by $1,000 and then multiplied by the appropriate fixed Annuity Payment amount for each $1,000 of value for the fixed Annuity Option selected, as shown in Table A on the Contract Schedule. The guaranteed rates, as set forth in Table A, are based on an interest rate of 1% guaranteed per year and the 1983(a) Individual Annuity Mortality Table with mortality improvement projected 30 years using Mortality Projection Scale G.

                           The Annuity Payments will be at least as favorable as those that would be provided by the application of the Adjusted Contract Value to purchase any single premium immediate annuity contract offered by us at the time for the same class of Annuitants.

  FULL ANNUITIZATON        You may apply all of the Adjusted Contract Value to
                           Annuity Payments according to the Annuity Provisions in this contract and/or any attached endorsement or rider.

  PARTIAL ANNUITIZATION    The Annuitant must be the Owner for each Partial
                           Annuitization. We do not allow Partial Annuitizations for contracts that have Joint Owners. We do not allow you to appoint a Joint Annuitant for Partial
                           Annuitizations.

                           You may take a Partial Annuitization by applying only part of the Adjusted Contract Value to Annuity Payments according to the Annuity Provisions in this contract and/or any attached endorsements or riders.

                           A Partial Annuitization will decrease the amounts available for withdrawals, payments of the death benefit, and any additional Annuity Payments. Amounts applied to a Partial Annuitization and Annuity Payments made under a Partial Annuitization are not subject to a Withdrawal Charge.

                           You can take one Partial Annuitization every 12 months. The maximum number of annuitizations we allow at any one time is five. You cannot allocate additional Adjusted Contract Value to an existing stream of Annuity Payments. You also cannot transfer amounts allocated to an Annuity Portion back to the Accumulation Portion.

  ANNUITY UNITS            On the Income Date, if you select variable
                           Annuity Payments, we purchase Annuity Units of each subaccount for your selected Investment Options.
                           Thereafter, the number of Annuity Units in each subaccount generally remains unchanged unless you make a transfer.

                           We determine how many Annuity Units of each subaccount to purchase as follows. We first determine the amount of the initial variable Annuity Payment. The initial variable Annuity Payment is equal to (a) divided by $1,000, with the result then multiplied by
                           (b), where:
                           (a) is the amount of Adjusted Contract Value applied to variable Annuity Payments; and
                           (b) is the appropriate variable Annuity Payment amount for each $1,000 of value for the Annuity Option selected, as shown in Table B on the Contract Schedule.

                           We then determine the amount of the initial variable Annuity Payment that will come from each of the subaccounts based on your most recent allocation instructions. We determine the number of Annuity Units to purchase for each subaccount by dividing the amount of the initial variable Annuity Payment that will come from each subaccount by the subaccount's Annuity Unit Value on the Income Date.

L40529-NY01                                  10

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--------------------------------------------------------------------------------
                         ANNUITY PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

  ANNUITY UNITS            On each Business Day after the Income Date, we
  (CONTINUED)              determine the value of a subaccount Annuity Unit as
                           follows.

                           We multiply the value of the Annuity Unit for the immediately preceding Business Day by the Net Investment Factor for the current Business Day and then divide by the assumed Net Investment Factor for the current Business Day.

                           The assumed Net Investment Factor is equal to one plus the AIR, adjusted to reflect the number of calendar days that have elapsed since the immediately preceding Business Day.

                           The AIR that we will use for variable Annuity Payments is 4.5%. We may agree with you to use a different value, however the AIR may not exceed 4.5%.

                           All calculations will appropriately reflect the variable Annuity Payment frequency selected.

                           On each subsequent variable Annuity Payment date, the total variable Annuity Payment is the sum of the variable Annuity Payments for each Investment Option. The variable Annuity Payment for each Investment Option is determined by multiplying the number of subaccount Annuity Units for the Investment Option by the subaccount Annuity Unit Value.

  ANNUITY OPTION           This contract provides for variable or fixed Annuity
  SELECTION                Payments under one of the following Annuity Options.
                           The Company may make available other payment options.
                           You can select an Annuity Option by an Authorized
                           Request. You may select and/or change the Annuity
                           Option by an Authorized Request, at least 30 days before any Income Date.

  DEFAULT ANNUITY OPTION   If you do not select an Annuity Option by the Income
                           Date shown on the Contract Schedule, we will make variable Annuity Payments to the Payee under Annuity
                           Option 2, a life annuity, with monthly payments over five years guaranteed.

  OPTION 1 - LIFE          We will make Annuity Payments during the life of the
  ANNUITY                  Annuitant. The last payment will be the one that is
                           due before the Annuitant's death.

  OPTION 2 - LIFE          We will make Annuity Payments during the life of the
  ANNUITY WITH PAYMENTS    Annuitant. If you take one single Full Annuitization
  OVER 5, 10, 15 OR 20     and the Annuitant dies before the end of the selected
  YEARS GUARANTEED         guaranteed period we will continue to make Annuity
                           Payments to the Payee for the rest of the guaranteed period. Alternatively, the Owner may elect to have us make a lump sum payment.

                           Under a Partial Annuitization, if the Annuitant dies before the end of the selected guaranteed period, we will make a lump sum payment to the Beneficiary.

                           A lump sum payment under this Annuity Option is equal to the present value of the remaining guaranteed Annuity Payments, as of the date we receive proof of the Annuitant's death and a payment election form at our Service Center.

                           For variable Annuity Payments, we base the remaining guaranteed Annuity Payments on the current value of the Annuity Units and we use the AIR to calculate the present value.

                           For fixed Annuity Payments, the lump sum alternative is not available.

                           We require due proof of the Annuitant's death and return of this contract before we will make any lump sum payment.

L40529-NY01                                11

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--------------------------------------------------------------------------------
                         ANNUITY PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

  OPTION 3- JOINT AND LAST      We will make Annuity Payments during the
  SURVIVOR ANNUITY              joint lifetimes of the Annuitant and the
                                Joint Annuitant.

                                Upon the death of one Annuitant, Annuity
                                Payments to the Payee will continue during the lifetime of the surviving Joint Annuitant at a level of 100%, 75% or 50% of the previous amount, as selected by the Owner. The last payment will be the one that is due before the last surviving Joint Annuitant's death.

                                This Annuity Option is not available for Partial Annuitization.

  OPTION 4 - JOINT AND LAST     We will make Annuity Payments during the
  SURVIVOR ANNUITY WITH         joint lifetimes of the Annuitant and the
  PAYMENTS OVER 5, 10, 15 OR    Joint Annuitant. Upon the death of one
  20 YEARS GUARANTEED           Annuitant, Annuity Payments to the Payee
                                will continue during the lifetime of the surviving Joint Annuitant at 100% of the amount that was paid when both Annuitants were alive. However, if both Joint
                                Annuitants die before the end of the
                                selected guaranteed period, we will continue to make Annuity Payments to the Payee for the rest of the guaranteed period.

                                Alternatively, the Owner may elect to have us make a lump sum payment. This Annuity Option's lump sum payment is equal to the present value of the remaining guaranteed Annuity Payments as of the date we receive due proof of the last surviving Joint Annuitant's death at the Service Center.

                                For variable Annuity Payments, we base the remaining guaranteed Annuity Payments on the current value of the Annuity Units and we use the AIR to calculate the present value.

                                For fixed Annuity Payments, the lump sum alternative is not available.

                                We require due proof of death of both Joint
                                Annuitants and return of this contract before we will make any lump sum payment.

                                This Annuity Option is not available for Partial Annuitization.

  OPTION 5 - REFUND LIFE        We will make Annuity Payments during the
  ANNUITY                       lifetime of the Annuitant; and the last
                                payment will be the one due before the
                                Annuitant's death. After the Annuitant's death, the Payee may receive a lump sum refund.

                                For a fixed Annuity Payment, the amount of the refund will equal the amount applied to this Annuity Option minus the total of all Annuity Payments made under this option.

                                For variable Annuity Payments, the amount of the refund will depend on the current Investment Option allocation and will be the sum of refund amounts attributable to each Investment Option. We calculate the refund amount for a given Investment Option using the following formula: (a) x {[(b) x (c) x (d)/(e)]
                                - [(d) x (f)]}, where:
                                (a)      is the Annuity Unit Value of the
                                         subaccount for that Investment
                                         Option as of the Business Day when
                                         due proof of the Annuitant's death
                                         is received at the Service Center;
                                (b)      is the amount applied to variable
                                         Annuity Payments on the Income
                                         Date;
                                (c)      is the allocation percentage in
                                         that subaccount, in decimal form,
                                         as of the Business Day when due
                                         proof of the Annuitant's death is
                                         received at the Service Center;
                                (d)      is the number of Annuity Units used
                                         in determining each variable
                                         Annuity Payment attributable to
                                         that subaccount as of the Business
                                         Day when due proof of the
                                         Annuitant's death is received at
                                         the Service Center;
                                (e)      is the dollar value of first
                                         variable Annuity Payment; and
                                (f)      is the number of variable Annuity
                                         Payments made since the Income Date.

                                We will base this calculation upon the
                                allocation of Annuity Units in-force as of the Business Day when due proof of the Annuitant's death is received at the Service Center. If the total refund determined using the above calculation is less than or equal to zero, no refund payment is due.

L40529-NY01                      12

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--------------------------------------------------------------------------------
                                  DEATH BENEFIT
--------------------------------------------------------------------------------

  PAYMENT OF DEATH BENEFIT
  DURING THE ACCUMULATION
  PHASE

                                    The Company will require due proof of death, selection of a death benefit payment option, and any required governmental forms before we pay any death benefit. Due proof of death will be any one of the following.
                                    (a)      A certified copy of the death
                                             certificate.
                                    (b)      A decree of a court of competent
                                             jurisdiction as to the finding of
                                             death.
                                    (c)      Any other proof satisfactory to the
                                             Company.

                                    All death benefits will be paid in
                                    accordance with applicable law or
                                    regulations governing death benefit
                                    payments. If there is a delay in the payment of death benefits, we will pay interest on death benefits from date of death, in accordance with New York Insurance Law
                                    Section 3214.

  DEATH OF SOLE OWNER DURING        Upon the death of a sole Owner during the
  THE ACCUMULATION PHASE            Accumulation Phase, we will pay a death
                                    benefit to the Beneficiary.

                                    If the Beneficiary is the spouse of the
                                    decedent, he or she may elect instead to continue this contract as described below in the Continuation of Contract by Surviving Spouse provision.

  DEATH OF JOINT OWNER(S)           The surviving Joint Owner is the sole
  DURING THE ACCUMULATION           primary Beneficiary on a jointly owned
  PHASE                             contract. Upon the death of any Joint Owner
                                    during the Accumulation Phase, the surviving
                                    Joint Owner will receive the death benefit.

                                    If the surviving Joint Owner is the spouse of the decedent, he or she may elect instead to continue this contract as described below in the Continuation of Contract by Surviving Spouse provision.

                                    If the Joint Owners were spouses and the surviving Joint Owner dies before receiving the death benefit, we will pay the death benefit to any contingent Beneficiaries. If the spousal Joint Owners did not name any contingent Beneficiaries we will pay the death benefit to the estate of the Joint Owner who died last.

                                    If the Joint Owners were not spouses and the surviving Joint Owner dies before receiving the death benefit, we will pay it to the estate of the Joint Owner who died last.

  CONTINUATION OF CONTRACT          During the Accumulation Phase, a surviving
  BY SURVIVING SPOUSE               spouse who is either a surviving Joint Owner
                                    or the Beneficiary of a sole Owner may elect to continue this contract as a sole Owner, instead of receiving payment of the death benefit. The surviving spouse can continue this contract and exercise all Contract
                                    Owner's rights under this contract by making an Authorized Request to the Service Center before we pay the death benefit. In this event, the Contract Value for the Valuation
                                    Period during which this election is
                                    implemented will be adjusted to equal the death benefit. We will make that change as of the end of the Business Day during which we receive at the Service Center both due proof of death and the election of the death benefit payment option. Any part of the Contract Value in the Investment Options will be subject to investment risk.

                                    If the surviving spouse continues this
                                    contract, he or she may exercise all the Owner's rights under this contract, including naming a new Beneficiary or Beneficiaries.

                                    An election to continue this contract by a surviving spouse who is either a surviving Joint Owner or the Beneficiary of a sole Owner is not treated as a distribution for tax purposes.

  DEATH OF ANNUITANT DURING         No death benefit is payable upon the death
  THE ACCUMULATION PHASE            of an Annuitant who was not an Owner. The
                                    Owner can name a new Annuitant. If the Owner is a non-individual we will treat the death of the Annuitant as the death of the Owner, we will pay a death benefit to the Beneficiary, and another Annuitant cannot be named.

L40529-NY01                            13

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--------------------------------------------------------------------------------
                            DEATH BENEFIT (CONTINUED)
-------------------------------------------------------------------------------

  TRADITIONAL DEATH BENEFIT   The death benefit is equal to the greater of
  AMOUNT DURING THE           (a) or (b) less any deduction we make to
  ACCUMULATION PHASE          reimburse ourselves for any applicable
                              Premium Tax, where:
                              (a)   is the Contract Value determined as
                                    of the end of the Business Day
                                    during which we receive in good
                                    order at the Service Center both
                                    due proof of death and an election
                                    of the death benefit payment
                                    option.
                               (b)  is the Traditional Death Benefit
                                    value, which is equal to the total
                                    of all Purchase Payments received
                                    reduced proportionately by:
                                    (1)      the percentage of Contract Value
                                             taken as a withdrawal, including
                                             any withdrawal charge, for each
                                             withdrawal taken. If your contract
                                             includes the Lifetime Plus Benefit
                                             Rider then withdrawals include
                                             Lifetime Plus Payments and any
                                             Excess Withdrawals; and.
                                    (2)      the percentage of Contract Value
                                             applied to Annuity Payments under a
                                             Partial Annuitization, for each
                                             Partial Annuitization taken.

                              Any part of the death benefit amount that had been invested in the Variable Account remains in the Variable Account until distribution begins. From the time we determine the death benefit until we make complete distribution, any amount in the Variable Account will be subject to investment risk, which is borne by the Beneficiary.

  DEATH BENEFIT PAYMENT       If the Owner has not previously designated a
  OPTIONS DURING THE          death benefit payment option, a Beneficiary must
  ACCUMULATION PHASE          request that the death benefit be paid by one of
                              the payment options below.

                              Option A - A lump sum payment of the death benefit.
                              Option B - Deferral of payment of the death benefit for up to five years from the date of the death of any Owner or any Joint Owner.
                              Option C - Payment of the death benefit as an Annuity Payment under an Annuity Option over the lifetime of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary. Distribution must begin within one year of the date of death of the Owner or any Joint Owner.

                              Any portion of the death benefit not applied to Annuity Payments under an Annuity Option within one year of the date of the Owner's death must be distributed within five years of the date of death.

                              If a lump sum payment is requested, we will pay the amount from the Variable Account within seven days of receipt of due proof of death and an election of the death benefit payment option, including any required governmental forms, unless the Suspension or Deferral of Payments provision in this contract is in effect.

  DEATH OF OWNER              Upon the death of a sole Owner, the Beneficiary
  AND/OR ANNUITANT DURING     becomes the Owner. Upon the death of any Joint
  THE ANNUITY PHASE           Owner, the surviving Joint Owner becomes the sole
                              Owner. We will not pay a death benefit in either case, but any remaining Annuity Payments to the Payee will continue as provided in the Annuity
                              Option(s) in effect.

                              If the decedent was an Annuitant and there is a surviving Joint Annuitant, any remaining Annuity Payments to the Payee will continue during the lifetime of the Joint Annuitant, as provided by the selected Annuity Option(s). We will not pay a death benefit.

                              If the decedent was the only Annuitant, any remaining Annuity Payments will continue as provided for in the selected Annuity Option(s). We will not pay a death benefit under Annuity Options 1 through 4. However, there may be a lump sum refund due to the Payee under Annuity Option 5. After all remaining Annuity Payments or lump sum refunds have been paid, all Annuity Portions of this contract will terminate.

  CONDITIONS FOR              This benefit will terminate on the earliest of the
  TERMINATION OF THE          following.
  TRADITIONAL DEATH           (a)       The Business Day before the Income Date
  BENEFIT                               that you take a Full Annuitization.
                              (b)       The Business Day that the Traditional
                                        Death Benefit value and the Contract
                                        Value are both zero.
                              (c)       The Business Day that the Accumulation
                                        Portion terminates.
                              (d)       The Business Day that this contract
                                        terminates.

L40529-NY01                                14

--------------------------------------------------------------------------------
                               GENERAL PROVISIONS
--------------------------------------------------------------------------------


  ENTIRE CONTRACT             We have issued this contract in consideration of
                              the initial Purchase Payment. This contract, any attached application, endorsements, or riders, together are the entire contract.

  INCONTESTABILITY OF THIS    We will not contest this contract.
  CONTRACT

  MISSTATEMENT OF AGE OR SEX  We may require proof of Age of the Annuitant before making any life contingent Annuity Payment provided for in this contract. If there has been a misstatement of the Annuitant's Age and/or Sex, we will adjust the Annuity Payments to the amount that would have been provided at the correct Age and Sex.

                              Once Annuity Payments have begun, any
                              underpayments will be made up in one sum with the next Annuity Payment, and overpayments will be deducted from the future Annuity Payments until the total is repaid. The annual interest rate to be used in the calculation of the adjustments for underpayments and overpayments is 5%.

  ANNUAL REPORT               We will send you a report at least once
                              each calendar year showing the number of Accumulation Units credited to this contract, the dollar value of each Accumulation Unit, the Contract Value, the death benefit, the available cash withdrawal and any applicable withdrawal charges, transfer fees, and the contract maintenance charge. This report will be sent to your last known address.

  NO DIVIDENDS ARE PAYABLE    This is a nonparticipating contract. This contract
                              does not participate in our profits or surplus.



  MODIFICATION OF CONTRACT    We may modify this contract in order
                              to maintain compliance with state and federal law. This contract may be changed or altered only by our President or our Secretary. A change or alteration must be made in writing.

  INCOME DATE                 The Income Date must fall on the first day of the
                              calendar month. The earliest Income Date that you can select is 13 months after the Issue Date. The latest Income Date we allow is the first day of the first calendar month following the Annuitant's
                              90th birthday. The Income Date will not be later than what is permitted by applicable state or federal law. You have the right to select the Income Date at contract issue. Unless you select a different Income Date, the Income Date shown on the Contract Schedule is the latest Income Date allowed for your contract. In order for Annuity
                              Payments to begin, you must make an Authorized
                              Request.

                              You can make an Authorized Request for a different Income Date after the Issue Date.

L40529-NY01                                   15

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--------------------------------------------------------------------------------
                         GENERAL PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

TAXES Taxes paid to any governmental entity will result in an amount equivalent to the tax being charged against the Contract Value. We will, in our sole discretion, determine whether taxes have resulted from the investment experience of the Variable Account, our receipt of the Purchase Payment(s), or commencement of Annuity Payments. We may, at our discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. This will not waive any right we may have to deduct previously paid amounts at a later date.

                               We reserve the right to establish a provision for federal income taxes if we determine, in our sole discretion, that we will incur such tax as a result of the operation of the Variable Account. We will deduct for any income taxes incurred as a result of the operation of the Variable Account whether or not there was a provision for taxes and whether or not it was sufficient.

                               We will deduct any withholding taxes from any payment we make, as required by applicable law.

PROTECTION OF PROCEEDS         No Beneficiary may commute, encumber,
                               alienate or assign any payment under this contract before it is due. To the extent permitted by law, no payment will be subject to the debts, contracts or engagements of any Beneficiary or to any judicial process to levy upon or attach the same for payment thereof.

EVIDENCE OF SURVIVAL           Where any benefits under this
                               contract are contingent upon a person being alive on a given date, we may require proof satisfactory to us that the condition has been met.

MINIMUM VALUES                 The Minimum Values for any paid-up
                               annuity, withdrawal value or death benefit available under this contract are not less than those required by the state where this contract is delivered.

CONDITIONS FOR TERMINATION     This contract will terminate when:
OF THIS CONTRACT               (a) the Accumulation Portion terminates; and

                               (b) all Annuity Portions terminate; and

                               (c) all applicable death benefit payments have
                                   been made.

L40529-NY01                                16

                         ALLIANZ LIFE INSURANCE COMPANY
                                   OF NEW YORK

                     [One Chase Manhattan Plaza, 37th Floor]
                         [New York, New York 10005-1423]






         INDIVIDUAL FLEXIBLE PURCHASE PAYMENT VARIABLE DEFERRED ANNUITY
                                NON-PARTICIPATING


L40529-NY01